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                                                                   EXHIBIT 1.1


                                                                    OH&S DRAFT
                                                                       9/08/97


                                2,500,000 SHARES

                                STAR BUFFET, INC.

                                  COMMON STOCK

                             UNDERWRITING AGREEMENT
                             ----------------------



Equitable Securities Corporation                              __________, 1997
EVEREN Securities, Inc.
Cruttenden Roth Incorporated
  As Representatives of the
  Several Underwriters
Nashville City Center, Suite 800
511 Union Street
Nashville, Tennessee 37219

Ladies and Gentlemen:

         Star Buffet, Inc., a Delaware corporation (the "Company"), and CKE Restaurants, Inc., a Delaware corporation ("CKE" or the "Selling Stockholder"), propose to sell to the several underwriters (the "Underwriters") named in Schedule A hereto for whom you are acting as representatives (the "Representatives") an aggregate of 2,500,000 shares of the Company's Common Stock, $.001 par value (the "Firm Shares"), of which 1,900,000 shares will be issued and sold by the Company and 600,000 shares will be sold by the Selling Stockholder. The respective amounts of the Firm Shares to be purchased by the several Underwriters are set forth opposite their names in Schedule A hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to 375,000 additional shares of the Company's Common Stock (the "Option Shares") as set forth below. The Company and the Selling Stockholder are sometimes referred to herein collectively as the "Sellers."

         As the Representatives, you have advised the Company and the Selling Stockholder (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule A, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

         In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:





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         1.  Representations and Warranties of the Company and the Selling
Stockholder.

             (a)  The Company and CKE represent and warrant as follows:

                  (i) A registration statement on Form S-1 (File No. 333-32249) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended, (the "Act") and the Rules and Regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission under the Act. The Company has complied with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, any preliminary prospectuses (meeting the requirements of Rule 430A of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, as well as any registration statement filed by the Company pursuant to Rule 462(b) of the Rules and Regulations, has been declared effective by the Commission under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The form of prospectus first filed by the Company with the Commission pursuant to its Rule 424(b) and Rule 430A or the term sheet or abbreviated term sheet filed by the Company with the Commission pursuant to Rule 424(b)(7) together with the last preliminary prospectus included in the Registration Statement filed prior to the time it becomes effective or filed pursuant to Rule 424(a) under the Act that is delivered by the Company to the Underwriters for delivery to purchasers of the Shares is herein referred to as the "Prospectus." Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus also shall be deemed to include any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) and 430A, and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the subsidiaries of the Company listed in Schedule B hereto (collectively, the "Subsidiaries") has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction of its incorporation, with power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and such shares of capital stock in each Subsidiary are


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         wholly owned by the Company or another Subsidiary free and clear of all liens, encumbrances and security interests (other than liens granted by the Company, CKE or a Subsidiary to Banque Paribas, as agent for the lenders pursuant to that certain Credit Agreement, dated as of July 15, 1997 (the "CKE Credit Agreement") by and among CKE, Banque Paribas, as agent, and the lenders from time to time party thereto, which liens will be released at or prior to the closing); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding, except to the extent set forth in the Registration Statement, including the exhibits thereto. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company.

                  (iii) The outstanding shares of Common Stock, including all outstanding shares of Common Stock to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; shares of Common Stock to be sold by the Selling Stockholder will be validly issued, fully paid and non-assessable. No person or entity holds a right to require or participate in the registration under the Act of shares of Common Stock of the Company which right has not been waived by the holder thereof as to the offering contemplated hereby and by the Registration Statement, or satisfied by participation by such holder in the offering. No person or entity has any preemptive or other right of participation or first refusal with respect to any of the Shares or the issue thereof by the Company or the sale thereof by the Company and the Selling Stockholder, which rights have not been waived.

                  (iv) The Shares conform with the statements concerning them set forth in the Registration Statement. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (v) The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus or Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains and the Prospectus and any amendments or supplements thereto will contain all statements which are required to be stated therein by, and in all respects conform or will conform, as the case may be, to the requirements of, the Act and the Rules and Regulations. Neither the Registration Statement nor any amendment thereto, and neither the Prospectus nor any supplement thereto, contains or will contain, as the case may be, any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof.



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                  (vi)  The historical financial statements of the Company, HTB
         Restaurants, Inc., Casa Bonita Restaurants and the North's Restaurants, together with related notes and schedules as set forth in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company, HTB Restaurants, Inc., Casa Bonita Restaurants and the North's Restaurants, at the indicated dates and for the indicated periods. Such financial statements have been prepared in accordance with generally accepted principles of accounting, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of results for such periods have been made. The pro forma financial statements set forth in the Registration Statement fairly present the information required to be presented therein, and such statements meet the requirements of the Act. The summary financial and statistical data included in the Registration Statement presents fairly the information shown therein and have been compiled on a basis consistent with the financial statements presented therein.

                  (vii) There is no action or proceeding pending or, to the best knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency which the Company has reason to believe is likely to result in any material adverse change in the business or condition of the Company and of the Subsidiaries taken as a whole, except as set forth in the Registration Statement.

                  (viii) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount. The Company and the Subsidiaries occupy leased properties under valid and binding leases and, as to rented properties, occupy such properties pursuant to valid and binding agreements, except where the failure to have such leases or agreements would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (ix) The Company and the Subsidiaries have filed all federal, state and foreign income tax returns which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due, except where the failure to do so would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole.

                  (x) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management, or business prospects of the Company and its Subsidiaries taken as a whole, whether or not occurring in the ordinary course of


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         business, and there has not been any material transaction entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions contemplated by the Registration Statement, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Registration Statement, as it may be amended or supplemented.

                  (xi) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Charter or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it or any of its properties is bound and which default is of material significance in respect of the business or financial condition of the Company and the Subsidiaries taken as a whole. The consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except for any such breach or default which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (B) the Charter or Bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (xii) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the National Association of Securities Dealers, Inc. (the "NASD") or may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

                  (xiii) The Company and each of the Subsidiaries has in the past and will in the future conduct its business in material compliance with all the laws, rules and regulations of the jurisdictions in which each such entity is conducting business. Without limiting the foregoing, the Company and each of the Subsidiaries owns or possesses and is operating in compliance with the terms, provisions and conditions of all authorizations, approvals, orders, licenses, registrations, certificates and permits of and from all governmental regulatory officials and bodies necessary to conduct their respective businesses, except where the failure to comply, individually or in the aggregate, would not have a material adverse effect on the Company and the Subsidiaries, taken as a whole; as to the Company and each Subsidiary, each such authorization, approval, order, license, registration, other certificate and permit of and from such governmental regulatory officials and bodies is valid and in full force and effect and there is no proceeding pending or, to the Company's knowledge, threatened (or any basis therefor) which may cause any such authorization, approval, order, license, registration, other certificate or permit of and from all governmental regulatory officials and bodies to be revoked, withdrawn, cancelled, suspended or not renewed.


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                  (xiv)  The Company and each of the Subsidiaries owns or
         possesses adequate licenses or other rights to use all patents, patent applications, trademarks, trademark applications, service marks, service mark applications, tradenames, copyrights, trade secrets and know-how or other information (collectively, "Intellectual Property") described in the Prospectus as owned by or used by it or which is necessary to the conduct of its business as now conducted or proposed to be conducted as described in the Prospectus. Neither the Company nor any of the Subsidiaries is aware of any infringement of or conflict with the rights of claims of others with respect to any of the Company's or any Subsidiaries' Intellectual Property which could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole. Neither the Company nor any of the Subsidiaries is aware of any infringement of any of the Company's or Subsidiaries' Intellectual Property rights by any third party which could have a material adverse effect on the business or financial condition of the Company and the Subsidiaries taken as a whole.

                  (xv) KPMG Peat Marwick LLP, who have certified certain of the financial statements filed with the Commission as part of the Registration Statement, are independent public accountants as required by the Act and the Rules and Regulations.

                  (xvi) Neither the Company nor, to the Company's knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of stock to facilitate the sale or resale of the Shares.

                  (xvii) The Company is not, and after giving effect to the issuance of the Shares will not be, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, and the Company is not, nor will be subject to regulation under said act.

                  (xviii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                  (xix) No labor dispute with the employees of the Company or any Subsidiary exists or is threatened or imminent that could result in a material adverse


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         change in or affecting the condition, financial or otherwise, of the
         Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

                  (xx) The Company and each of the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely change or affect the condition, financial or otherwise, of the Company and the Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

                  (xxi) No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Subsidiary's capital stock, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary's property or assets to the Company or any other Subsidiary of the Company, except as described in or contemplated by the Prospectus.

                  (xxii) Neither the Company, nor any of the Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety and health or to the storage, handling or transportation of hazardous or toxic material and the Company and each Subsidiary has received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws and regulations to conduct their respective businesses, and the Company and each Subsidiary is in compliance with all the terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals which would not, singly or in the aggregate, result in a material adverse change in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole, except as described in or contemplated by the Prospectus.

                  (xxiii) Each certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters shall be deemed to be a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

                  (xxiv) The Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to


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         maintain assets accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and
         (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxv) All offers and sales of the Company's capital stock prior to the date hereof were at all relevant times exempt from the registration requirements of the Act, and were the subject of an available exemption from the requirements of all applicable state securities or Blue Sky laws.

                  (xxvi) The Company and each of its Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company or any Subsidiary would have any liability; neither the Company nor any Subsidiary has incurred, and neither expect to incur, liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

                  (xxvii) Each of the Company, Summit Family Restaurants Inc. ("Summit"), Taco Bueno, Inc. ("Taco Bueno"), JB's Restaurants, Inc. ("JB's") and CKE had all corporate power and authority to carry out the transactions contemplated by the Contribution Agreement, dated , 1997, and Casa Bonita Asset Purchase Agreement, dated , 1997, pursuant to which, among other things (i) CKE contributed to the Company all of the issued and outstanding shares of capital stock of Summit in exchange for 2,600,000 shares of Common Stock of the Company, (ii) Summit sold to JB's all of the assets of its JB's Restaurant system and Galaxy Diner restaurants and JB's assumed all of Summit's liabilities relating to those restaurant operations, in exchange for a promissory note in the principal amount of $_____ (the "JB's Note"), (iii) Summit assigned the JB's Note to CKE as a dividend, and (iv) Taco Bueno sold substantially all of the assets relating to the two Casa Bonita restaurants to Summit in exchange for a promissory note in the principal amount of $495,000 (the transactions described in (i), (ii), (iii) and (iv) above are collectively referred to as the "Formation Transactions"); and each of the Company, Summit, Taco Bueno, JB's and CKE has taken all action required by law, its charter and bylaws or otherwise to approve the Formation Transactions.

                  (xxviii) The consummation of the Formation Transactions did not contravene any provision of applicable law or the charter or bylaws of the Company, Summit, Taco Bueno, JB's and CKE, or any provision of any agreement or other instrument binding upon the Company, Summit, Taco Bueno, JB's and CKE that is

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         material to them, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Summit, Taco Bueno, JB's and CKE (except for any such breach or default which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole), and all consents, approvals, authorizations or orders of, or qualifications with, any governmental body or agency required for the performance by the Company, Summit, Taco Bueno, JB's and CKE of their respective obligations under the Contribution Agreement and Casa Bonita Asset Purchase Agreement to effect the Formation Transactions have been obtained.

                  (xxix)  [Appropriate tax representation.].

                  (xxx) Each of the Company and CKE had all corporate power and authority to carry out the transactions contemplated by that certain asset purchase agreement (the "North Acquisition Agreement"), dated July 24, 1997, pursuant to which, among other things, (i) CKE agreed to acquire the assets of seven JJ North's Grand Buffet restaurants (collectively, the "North's Restaurants") from North's Restaurants, Inc. ("North's") in exchange for aggregate consideration of $4.5 million, consisting of assumption of $4 million aggregate principal amount of debt and $500,000 of cash and (ii) CKE will assign to the Company all of CKE's rights and certain of its obligations under the North Acquisition Agreement (the transactions described in (i) and (ii) above are collectively referred to as the "North Acquisition"); and each of the Company and CKE has taken all action required by law, its charter and bylaws or otherwise to approve the North Acquisition.

                  (xxxi) The consummation of the North Acquisition did not contravene any provision of applicable law or the charter or bylaws of the Company or its Subsidiaries and CKE, or any provision of any agreement or other instrument binding upon the Company or its Subsidiaries and CKE that is material to them, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries and CKE, and all consents, approvals, authorizations or orders of, or qualifications with, any governmental body or agency required for the performance by the Company or its Subsidiaries and CKE of their respective obligations under the North Acquisition Agreement to effect the North Acquisition have been obtained.

             (b)  The Selling Stockholder represents and warrants as follows:

                  (i)  The Selling Stockholder has and at the Closing Date
         (as such date is hereinafter defined) will have good and valid title to the Firm Shares to be sold by the Selling Stockholder, free of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Shares; and upon the delivery of and payment for such Firm Shares pursuant to this Agreement, good and valid title thereto, free of any liens, encumbrances, equities and claims, will be transferred to the several Underwriters.

                  (ii) The Selling Stockholder has duly executed and delivered the Custody Agreement. Certificates, in suitable form for transfer by delivery or accompanied


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         by duly executed instruments of transfer or assignment in blank, representing the Shares to be sold by the Selling Stockholder hereunder have been deposited with the Custodian pursuant to the Custody Agreement for the purpose of delivery pursuant to this Agreement. The Selling Stockholder agrees that the shares of Common Stock represented by the certificates on deposit with the Custodian are subject to the interest of the Underwriters hereunder, that the arrangements made for such custody are to that extent irrevocable, and that the obligations of the Selling Stockholder hereunder shall not be terminated except as provided in this Agreement and the Custody Agreement.

                  (iii) The Selling Stockholder has duly executed and delivered this Agreement and the Custody Agreement; this Agreement constitutes a legal, valid and binding obligation of the Selling Stockholder, all authorizations and consents necessary for the execution and delivery of this Agreement and the Custody Agreement on behalf of the Selling Stockholder and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder has been given, except as may be required by the Securities Act or state securities laws; and the Selling Stockholder has all requisite corporate power and authority to execute this Agreement and the Custody Agreement.

                  (iv) The performance of this Agreement and the Custody Agreement and the consummation of the transactions contemplated hereby and thereby by the Selling Stockholder will not result in a breach or violation of, or conflict with, any of the terms or provisions of, or constitute a default by the Selling Stockholder under, any indenture, mortgage, deed of trust, trust (constructive or other), loan agreement, lease, franchise, license or other agreement or instrument to which the Selling Stockholder or any of his or its properties is bound, any statute, or any judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Selling Stockholder or any of his properties; provided, however, with respect to violations of statutes, rules and regulations regarding federal or state securities laws, nothing contained in this Section 1(b)(iv) shall be deemed to modify the representations set forth in Section 1(b)(vii) below.

                  (v) The Selling Stockholder has not distributed nor will distribute any prospectus or other offering material in connection with the offer and sale of the Shares other than any Preliminary Prospectus filed with the Commission or the Final Prospectus or other material permitted by the Securities Act.

                  (vi) To the knowledge of the Selling Stockholder, the representations and warranties of the Company contained in Section 1(a) of this Agreement are true and correct; the Selling Stockholder has reviewed and is familiar with the Registration Statement as originally filed with the Commission and the Preliminary Prospectus contained therein. To the knowledge of the Selling Stockholder, the Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Selling Stockholder is not prompted to sell the Shares to be sold by the Selling Stockholder by any information concerning the Company that is not set forth in the Prospectus.

                  (vii) At the time the Registration Statement becomes effective (A) such parts of the Registration Statement and any amendments and supplements thereto as specifically refer to the Selling Stockholder will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (B) such parts of the Prospectus as specifically refer to the Selling Stockholder will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (viii) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory body, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement by the Selling Stockholder, and the consummation by the Selling Stockholder of the transactions herein contemplated (other than as required by the Securities Act, state securities laws and the NASD).

                  (ix) Any certificates signed by or on behalf of the Selling Stockholder as such and delivered to the Representatives or to counsel for the Representatives shall be deemed a representation and warranty by the Selling Stockholder to each Underwriter as to the matters covered thereby.

                  (x) The Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock of the Company.

         2. Purchase, Sale and Delivery of the Firm Shares. On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Sellers agree to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $__________ per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule A hereof, subject to adjustments in accordance with
Section 9 hereof. The number of Firm Shares to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Shares being sold by each Seller as the number of Firm Shares being purchased by each Underwriter bears to the total number of Firm Shares to be sold hereunder. The obligations of the Company and the Selling Stockholder shall be several and not joint.

         Certificates in negotiable form for the total number of the Shares to be sold hereunder by the Selling Stockholder have been placed in custody with ChaseMellon Shareholder Services, L.L.C., as custodian (the "Custodian"), pursuant to the Custody Agreement executed by the Selling Stockholder for delivery of all Firm Shares to be sold hereunder by the Selling Stockholder. The Selling Stockholder specifically agrees that the Firm Shares represented by the certificates held in custody for the Selling Stockholder under the Custody Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholder for such custody are to that extent irrevocable, and that the obligations of the Selling

Stockholder hereunder shall not be terminable by any act or deed of the Selling Stockholder (or by any other person, firm or corporation, including the Company, the Custodian or the Underwriters) or by operation of law or by the occurrence of any other event or events, except as set forth in the Custody Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Shares hereunder, certificates for the Firm Shares shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of sale of the Shares held by it against delivery of such Shares.

         Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by certified or bank cashier's checks drawn to the order of the Company for the Shares to be sold by it and to the order of ChaseMellon Shareholder Services, L.L.C., the Custodian, for the Shares to be sold by the Selling Stockholder, or by wire transfer of same-day funds to accounts specified by the Company and the Selling Stockholder, respectively, in each case against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made at the offices of Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee, at 10:00 a.m., Nashville time, on the fourth business day after the date of this Agreement, unless otherwise required by the Commission pursuant to Rule 15c6-1 of the Exchange Act, or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and not permitted by law or executive order to be closed.) The certificates for the Firm Shares will be delivered in such denominations and registered in such manner as the Representatives request in writing not later than the second full business day prior to the Closing Date, and will be made available for inspection by the Representatives at least one business day prior to the Closing Date.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this
Section 2. The maximum number of Option Shares to be sold by the Company is 375,000. The option granted hereby may be exercised in whole or in part but only once and at any time upon written notice given within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares to be sold hereunder, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in New York Clearing House funds by certified or bank cashier's check drawn to the order of the Company or by wire transfer of same-day funds to an account specified by the Company for the Option Shares to be sold by it against delivery of certificates therefor at the offices of Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee.

         3. Offering by the Underwriters. It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

         It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with an Agreement Among Underwriters entered into by you and the several other Underwriters.

         4.  Covenants of the Company and the Selling Stockholder.

             (a) The Company covenants and agrees with the several Underwriters and the Selling Stockholder that:

                  (i) The Company will (A) prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations, (B) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations, and (C) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

                  (ii) The Company will advise the Representatives promptly when the Registration Statement or any post-effective amendment thereto shall have become effective; of the receipt of any comments from the Commission; of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose, and the Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, three signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement, but without exhibits, and of all amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply to the best of its ability with the Act and the Rules and Regulations, and the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer any event shall occur as a result of which, in the judgment of the Company or in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus, so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with applicable law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 18 months after the effective date of the Registration Statement, an earnings statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been made available.

                  (vii) The Company will, for a period of five years from the Closing Date, deliver to the Representatives copies of annual reports and copies of all other documents, reports and information (including similar documents, reports and information with respect to significant subsidiaries, as that term is defined in the Rules and Regulations, which are not consolidated in the Company's financial statements) furnished by the Company to its stockholders generally or filed with any securities exchange pursuant to the requirements of such exchange or with the Commission pursuant to the Act or the Exchange Act.

                  (viii) In case any Underwriter is required to deliver a Prospectus in connection with sales of any of the shares at any time nine months or more after the effective date of the Registration Statement, the Company will prepare and deliver to such Underwriter as many copies as such Underwriter reasonably requests of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

                  (ix) No offering, sale, short sale or other disposition of any Common Stock of the Company or other securities convertible into or exchangeable for Common Stock or derivative of Common Stock will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of the Representatives except that the Company may, without such consent, grant options pursuant to its option plans described in the Prospectus and issue shares of Common Stock upon the exercise thereof, issue shares upon the exercise of options and warrants or the conversion of securities as described in the Prospectus.

                  (x) The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq National Market.

                  (xi) The Company will apply the net proceeds from the sale of the Shares for the purposes set forth in the Prospectus.

                  (xii) The Company is familiar with the Investment Company Act of 1940, as amended, and the rules and regulations thereunder and has in the past conducted and will in the future conduct its affairs in such a manner as to ensure that the Company was not and will not be an "investment company" within the meaning of said Act and such rules and regulations.

             (b) The Selling Stockholder covenants and agrees with the several Underwriters and the Company that:

                  (i) No offering, sale, pledge or other disposition of any Common Stock of the Company or any securities convertible into or exercisable or exchangeable therefor or derivative therefrom will be made for a period of 365 days after the date of this Agreement, directly or indirectly, by the Selling Stockholder otherwise than hereunder or with the prior written consent of the Representatives, except that the Selling Stockholder may (i) dispose of Common Stock by bona fide gift without the prior written consent of the Representatives if the recipient of such gift agrees to be bound by the terms of this
         Section 4(b), (ii) transfer shares of Common Stock to its affiliates or subsidiaries if the transferees agrees to be bound by the terms of this
         Section 4(b), and (iii) pledge shares of its Common Stock pursuant to the CKE Credit Agreement.

                  (ii) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, the Selling Stockholder agrees to deliver to you prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

         5. Cost and Expenses. The Company and the Selling Stockholder will pay, on a pro rata basis, all costs, expenses and fees incident to the performance of the obligations of the Sellers under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company and the Selling Stockholder; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Agreement Among Underwriters, the Underwriters' internal selling memorandum, the Underwriters' Questionnaire, the syndicate Invitation Letter, the Power of Attorney, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses incident to securing any required review by NASD of the terms of the sale of the Shares; the listing fee of the Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. To the extent, if at all, that the Selling Stockholder engages special legal counsel to represent the Selling Stockholder in connection with this offering, the fees and expenses of such counsel shall be borne by the Selling Stockholder. Any transfer taxes imposed on the sale of the Shares to the several Underwriters will be paid by the Sellers pro rata. The Sellers shall not, however, be required to pay for any of the Underwriters' expenses (other than those related to qualification under state securities or Blue Sky laws and NASD review) except that, if this Agreement shall not be consummated because the conditions in Section 7 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 6 hereof, or by reason of any failure, refusal or inability on the part of the Company or the Selling Stockholder to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on their part to be performed, unless such failure to satisfy said condition or to comply with said terms results from the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company and the Selling Stockholder shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

         6. Conditions of Obligations of the Underwriters. The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company and the Selling Stockholder contained herein, and to the performance by the Company and the Selling Stockholder of their covenants and obligations hereunder and to the following additional conditions:

             (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable request. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued, and no proceedings for that purpose shall have been taken or, to the best knowledge of the Company or the Selling Stockholder, shall be contemplated by the Commission.

             (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Stradling Yocca Carlson & Rauth, counsel for the Company and the Selling Stockholder, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters to the effect that:

                  (i) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; each of the Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus. The Company and each of the Subsidiaries are duly qualified to transact business in all jurisdictions in which the conduct of their business as described in the Prospectus requires such qualification and in which the failure to qualify would have a materially adverse effect upon the business of the Company and the Subsidiaries taken as a whole; and the outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned (directly or indirectly by a Subsidiary) by the Company; and the outstanding shares of capital stock of each of the Subsidiaries is owned free and clear of all liens, encumbrances and security interests, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock of the Subsidiaries are outstanding, except as described in or contemplated by the Registration Statement, including the exhibits thereto.

                  (ii) The Company has authorized and outstanding capital stock as set forth under the caption "Capitalization" in the Prospectus; the authorized shares of its Common Stock have been duly authorized; the outstanding shares of its Common Stock, including the outstanding shares of Common Stock to be sold by the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares are in due and proper form; the shares of Common Stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof.

                  (iii) The Registration Statement has become effective under the Act and, to the best of the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the Act.

                  (iv) The Registration Statement, the Prospectus and each amendment or supplement thereto comply as to form in all material respects with the requirements of the Act and the applicable rules and regulations thereunder (except that such counsel need express no opinion as to the financial statements and schedules).

                  (v) The statements under the captions "Business-Government Regulation," "Management" and "Shares Eligible for Future Sale" in the Prospectus, insofar as such statements constitute a summary of documents referred to therein or matters of law, are accurate summaries in all material respects and fairly present the information called for with respect to such documents and matters.

                  (vi) Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

                  (vii) Such counsel knows of no material legal proceedings pending or threatened against the Company or any of the Subsidiaries, except as set forth in the Prospectus.

                  (viii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any Subsidiary is a party, except for any such breach or default which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (B) the Charter or Bylaws of the Company or any order, rule or regulation applicable to the Company or any Subsidiary of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

                  (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                  (x) No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws as to which such counsel need express no opinion) except such as have been obtained or made, specifying the same.

                  (xi) Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the best knowledge of such counsel, there is no holder of any securities of the Company or any other person who has the right, contractual or otherwise, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any Common Stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the Act of any Common Stock or other securities of the Company.

                  (xii) The Company is not, and will not become, as a result of the consummation of the transactions contemplated by this Agreement, and application of the net proceeds therefrom as described in the Prospectus, required to register as an investment company under the 1940 Act.

                  (xiii) Each of the Company, Summit, Taco Bueno, JB's and CKE had all corporate power and authority to carry out the Formation Transactions; the Formation Transactions did not contravene any provision of applicable law or the charter or bylaws of the Company, Summit, Taco Bueno, JB's and CKE, or, to the best of such counsel's knowledge, any provision of any agreement or other instrument binding upon the Company, Summit, Taco Bueno, JB's and CKE that is material to the Company or its Subsidiaries, taken as a whole, or, to the best of such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, Summit, Taco Bueno, JB's and CKE (except for any such breach or default which would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole), and all consents, approvals, authorizations or order of, or qualifications with, any governmental body or agency required for the performance by the Company, Summit, Taco Bueno, JB's and CKE of their respective obligations under Contribution Agreement and Casa Bonita Asset Purchase Agreement to effect the Formation Transactions have been obtained.

                  (xiv) Each of the Company and CKE has all corporate power and authority required by law, its charter and by laws or otherwise to carry out the North Acquisition; the consummation of the North Acquisition will not contravene any provision of applicable law or the charter or bylaws of the Company or its Subsidiaries and CKE, or, to such counsel's knowledge, any provision of any agreement or other instrument binding upon the Company or its Subsidiaries and CKE that is material to the Company or its Subsidiaries, taken as a whole, or, to such counsel's knowledge, any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its Subsidiaries and CKE, and all consents, approvals, authorizations or order of, or qualifications with, any governmental body or agency required for the performance by the Company or its Subsidiaries and CKE of their respective obligations under the North Acquisition Agreement to effect the North Acquisition have been obtained.

                  (xv) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholder.

                  (xvi) The Selling Stockholder has full all requisite corporate power and authority, and any approval required by law (other than as required by state securities and Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Shares to be sold by the Selling Stockholder.

                  (xvii) The Custody Agreement executed and delivered by the Selling Stockholder is a valid, irrevocable instrument legally sufficient for the purposes intended.

                  (xviii) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Shares being sold by the Selling Stockholder on the Closing Date, free and clear of all claims, liens, encumbrances and security interests whatsoever.

         In rendering such opinion, Stradling Yocca Carlson & Rauth may rely as to matters governed by the laws of states other than Delaware and California or federal laws on local counsel in such jurisdictions, provided that in each case Stradling Yocca Carlson & Rauth shall state that they believe that they and the Underwriters are justified in relying on such other counsel, and, as to the matters set forth in subparagraphs (xviii), (xix) and (xx), exclusively as to factual matters, upon contractual representations made by the Selling Stockholder. In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that the Registration Statement, as of the time it became effective under the Act (but after giving effect to the changes incorporated pursuant to Rule 430A under the Act), or as of the Closing Date or the Option Closing Date contained (or contains) an untrue statement of a material fact or omitted (or omits) to state a material fact required to be stated therein or necessary to make the Statements therein not misleading, or that the Prospectus or any amendment or supplement thereto, on the date it was filed pursuant to Rule 424(b), or as of the Closing Date and the Option Closing Date, as the case may be, contained (or contains), an untrue statement of a material fact or omitted (or omits) to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that such counsel need express no view as to financial statements and schedules included therein).

             (c) The Representatives shall have received from Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters, an opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to the incorporation of the Company, this Agreement, the validity of the Shares being delivered to the Underwriters, the Registration Statement, the Prospectus and any other related matters as you may reasonably request. Such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters. In rendering such opinion, counsel for the Underwriters may rely as to all matters governed other than by Delaware or California or federal laws on the opinion of counsel referred to in Paragraph
(b) of this Section 6.

             (d) The Representatives shall have received at or prior to the Closing Date from counsel for the Underwriters a memorandum or summary, in form and substance satisfactory to the Representatives, with respect to the qualification for offering and sale by the Underwriters of the Shares under the state securities or Blue Sky laws of such jurisdictions as the Representatives may reasonably have designated to the Company.

             (e) You shall have received on the date hereof a letter dated the date hereof in form and substance satisfactory to you, of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

             (f) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a signed letter from KPMG Peat Marwick LLP, dated the Closing Date or the Option Closing Date, as the case may be, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter signed by such firm and dated and delivered to the Representatives on the date hereof, that nothing has come to their attention during the period from the date five days prior to the date hereof, to a date not more than five days prior to the Closing Date or the Option Closing Date, as the case may be, which would require any change in their letter dated the date hereof if it were required to be dated and delivered on the Closing Date or the Option Closing Date, as the case may be. All such letters shall be in form and substance satisfactory to the Representatives.

             (g) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, a certificate or certificates of the chief executive officer and the principal financial and accounting officer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                  (i) The Registration Statement has become effective under the Act, and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to such person's knowledge, contemplated by the Commission.

                  (ii) Such person does not know of any litigation instituted or threatened against the Company of a character required to be disclosed in the Registration Statement which is not so disclosed; he does not know of any material contract required to be filed as an exhibit to the Registration Statement which is not so filed; and the representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be.

                  (iii) Such person has carefully examined the Registration Statement and the Prospectus and, in such person's opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement, were true and correct in all material respects, and the Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in his opinion, since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment.

             (h) The Company and the Selling Stockholder shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties contained herein and related matters as the Representatives may reasonably have requested.

             (i) The Firm Shares and Option Shares, if any, shall have been approved for designation upon notice of issuance on the Nasdaq National Market.

             (j) All filings required to have been made pursuant to Rules 424 or 430A under the Act shall have been made.

             (k) Since the respective dates as of which information is given in the Registration Statement and Prospectus, there shall not have been any material adverse change or any development involving a prospective adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, business affairs, management or business prospects of the Company whether or not arising in the ordinary course of business.

             (l) The Company shall have delivered to you written agreements from such officers and directors of the Company as you shall reasonably request pursuant to which such persons agree with you not to offer, sell or dispose of any Common Stock of the Company, or any securities convertible into or exercisable or exchangeable therefor or derivative therefrom, for a period of 180 days after the date of this Agreement, directly or indirectly, except with the prior consent of the Representatives and except for bona fide gifts if the recipient of such gift agrees to be bound by the terms of such agreement.

             (m) The Formation Transactions shall have been consummated.

             (n) The North Acquisition shall have been consummated.

         The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Orrick, Herrington & Sutcliffe LLP, counsel for the Underwriters.

         If any of the conditions hereinabove provided for in this Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company and the Selling Stockholder of such termination in writing or by telegram at or prior to the Closing Date or Option Closing Date, as the case may be.

         In such event, the Selling Stockholder, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

         7. Conditions of the Obligations of the Sellers. The obligations of the Sellers to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect and no proceedings therefor shall have been initiated or threatened.

         8.  Indemnification.

             (a) The Company and the Selling Stockholder, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act against any losses, claims, damages or liabilities to which such Underwriter or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each such controlling person upon demand for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding and expenses reasonably incurred in responding to a subpoena or governmental inquiry whether or not such underwriter or controlling person is a party to the related action or proceeding; provided, however, that the Company and the Selling Stockholder will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided further, however, that the liability of the Selling Stockholder for indemnification under this Section 8(a) shall not exceed the proceeds received by the Selling Stockholder from the sale of Shares in the offering and the payment of the dividend in an aggregate amount of [$7.9 million] (the "Special Dividend"). The Company shall not be liable to any Underwriter pursuant to this subsection (a) with respect to any Preliminary Prospectus to the extent that such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold securities in any case where delivery of a Prospectus is required by the Act if the Company has previously furnished copies of the Prospectus to such Underwriter and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in, or the omission of a material fact from, such Preliminary Prospectus which was corrected in the Prospectus and such Underwriter failed to deliver such corrected Prospectus to a purchaser of Shares as required by the Act. This indemnity agreement will be in addition to any liability which the Company or the Selling Stockholder may otherwise have.

             (b) Each Underwriter will indemnify and hold harmless the Company, each of its directors (including each person named in the Registration Statement as a person to become a director of the Company (collectively, the "Directors")), each of its officers who have signed the Registration Statement, the Selling Stockholder, and each person, if any, who controls the Company or the Selling Stockholder within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such Director, officer, the Selling Stockholder or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; and will reimburse any legal or other expenses reasonably incurred by the Company or any such Director, officer, the Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

             (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or
(b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred the fees and expenses of the counsel retained by the indemnified party in the event
(i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company and the Selling Stockholder in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding, of which indemnification may be sought hereunder (if the indemnified party is an actual or reasonably likely potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of the indemnified party from all liability arising out of such claim, action or proceeding.

             (d) If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under
Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under Section 8(c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the

Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholder on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, (ii) the Selling Stockholder shall not be required to contribute any amount in excess of the proceeds received by the Selling Stockholder from the sale of Shares in the offering and the payment of the Special Dividend, and (iii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

             (e) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

         9. Default by Underwriters. If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company or the Selling Stockholder), you, as Representatives of the Underwriters, shall use your best efforts to procure within 24 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company and the Selling Stockholder such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 24 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company and the Selling Stockholder or you as the Representatives of the Underwriters will have the right, by written notice given within the next 24-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the nondefaulting Underwriters or of the Company or the Selling Stockholder except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

         10. Default by Selling Stockholder. If on the Closing Date the Selling Stockholder fails to sell the Firm Shares which the Selling Stockholder has agreed to sell on such date, the Company agrees that it will sell that number of shares of Common Stock to the Underwriters which represents the Firm Shares which the Selling Stockholder has failed to so sell or such lesser number as may be requested by the Representatives; provided, that the Company shall have the right to postpone the Closing Date to effect any required changes in the Registration Statement or Prospectus.

         11. Notices. All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered or telegraphed and confirmed as follows: if to the Underwriters, to Equitable Securities Corporation, Nashville City Center, Suite 800, 511 Union Street, Nashville, Tennessee 37219, Attention: ________________________; if to the Company, to Star Buffet, Inc., 440 Lawndale Drive, Salt Lake City, Utah 84115-2917, Attention:
Robert E. Wheaton with a copy to Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: C. Craig Carlson, Esq.; if to the Selling Stockholder, to CKE Restaurants, Inc., 1200 North Harbor Boulevard, Anaheim, California 92801, Attention: __________________ with a copy to Stradling Yocca Carlson & Rauth, 660 Newport Center Drive, Suite 1600, Newport Beach, California 92660, Attention: C. Craig Carlson, Esq.

         12. Termination. This Agreement may be terminated by you by notice to the Sellers as follows:

             (a) At any time prior to the earlier of (i) the time the Shares are released by you for sale by notice to the Underwriters, or (ii) 11:30 a.m. on the first business day following the date of this Agreement;

             (b) At any time prior to the Closing Date if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change, or any development involving a prospective material adverse change, in or affecting the condition, financial or otherwise, of the Company and its Subsidiaries taken as a whole or the earnings, business affairs, management or business prospects of the Company and its Subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) any outbreak or escalation of hostilities or declaration of war or national emergency after the date hereof or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in your reasonable judgment, make impracticable to market the Shares or to enforce contracts for the sale of the Shares, (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or NASDAQ or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange or NASDAQ, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or will materially and adversely affect the business or operations of the Company, (v) declaration of a banking moratorium by either federal or New York State authorities, (vi) the taking of any action by any federal, state or local government or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States or (vii) the suspension of trading of the Company's Common Stock on the Nasdaq National Market; or

             (c) As provided in Sections 6 and 9 of this Agreement.

         This Agreement also may be terminated by you, by notice to the Company, as to any obligation of the Underwriters to purchase the Option Shares, upon the occurrence at any time prior to the Option Closing Date of any of the events described in subparagraph (b) above or as provided in Sections 6 and 9 of this Agreement.

         13. Successors. This Agreement has been and is made solely for the benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. The term "successors" shall not include any purchaser of the Shares merely because of such purchase. No purchaser of Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

         14. Miscellaneous. The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of
(a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers, and (c) delivery of and payment for the Shares under this Agreement. The other covenants of the Company in this Agreement shall remain in full force and effect regardless of (i) any investigation made by or on behalf of any underwriter or controlling person and (ii) delivery of any payment for the Shares under this Agreement.

         The Company, the Selling Stockholder and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth in the last paragraph on the front cover page (insofar as such information relates to the Underwriters), information provided in connection with Item 502(d) of Regulation S-K under the Act and information under the caption "Underwriting" in the Prospectus.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         This Agreement shall be governed by, and construed in accordance with, the laws of the State of Tennessee, without giving effect to its principles of conflicts of law.

         If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Selling Stockholder, CKE, the Company and the several Underwriters in accordance with its terms. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement Among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

                                      Very truly yours,

                                      STAR BUFFET, INC.


                                      By:
                                           -------------------------------------
                                           Robert E. Wheaton
                                           President and Chief Executive Officer

                                      CKE RESTAURANTS, INC.

                                      By:
                                           -------------------------------------
                                           William P. Foley II
                                           Chairman and Chief Executive Officer


The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Equitable Securities Corporation
EVEREN Securities, Inc.
Cruttenden Roth Incorporated
  As Representatives of the several
  Underwriters listed on Schedule A

By:  Equitable Securities Corporation


By:
     --------------------------------
            Authorized Officer

                                   SCHEDULE A
                            SCHEDULE OF UNDERWRITERS

                                                            Number of
                                                           Firm Shares
Underwriter                                              to be Purchased
- -----------                                              ---------------
Equitable Securities Corporation......................
EVEREN Securities, Inc. ..............................
Cruttenden Roth Incorporated..........................
         Total                                               2,500,000


                                   SCHEDULE B
                            SCHEDULE OF SUBSIDIARIES


                                                         Ownership Percentage
Name                                                        of the Company
- ----                                                     --------------------
Summit Family Restaurants Inc.                                   100%
HTB Restaurants, Inc.*                                           100%
[Entity formed to complete the North Acquisition]                100%



- --------
* owned by Summit Family Restaurants Inc.